Exhibit 23.1

             Consent of Independent Certified Public Accountants

We consent to the inclusion in this Current Report on Form 8-K of our report, dated March 19, 1999, except for Note 16, for which the date is April 9, 1999, on our audits of the consolidated financial statements of Attitude Network, Ltd. and its subsidiary.





                                          /s/ PricewaterhouseCoopers LLP
                                          ---------------------------------
                                          PricewaterhouseCoopers, LLP

Tampa, Florida
April 22, 1999